Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of July 21, 2005 (the “Agreement”), is by and among ADC Telecommunications, Inc., a Minnesota corporation (“Parent”), and each Shareholder of Fiber Optic Network Solutions Corp., a Massachusetts corporation (the “Company”), whose signature is set forth on the signature pages to this Agreement (each a “Shareholder” and, collectively, the “Shareholders”).  Capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated July 21, 2005 (the “Merger Agreement”), which provides for Falcon Venture Corp., a Massachusetts corporation and a wholly owned subsidiary of Parent (“Merger Sub”), to be merged with and into the Company in accordance with the Massachusetts Business Corporation Act and the terms of the Merger Agreement, as a result of which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the execution of this Agreement by the Shareholders is a condition to Parent’s willingness to enter into the Merger Agreement on the terms contained therein;

WHEREAS, the Shareholders own in the aggregate over 66.67% of the Company Capital Stock issued and outstanding; and

WHEREAS, the Shareholders desire that the Company and Parent consummate the Merger contemplated by the Merger Agreement and are willing to enter into this Agreement to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Agreement to Vote, Not to Tender.  At such time as the Company convenes a meeting of, solicits written consents from or otherwise seeks a vote of, the Company’s shareholders for the purpose of considering and approving the Merger and the other transactions contemplated by the Merger Agreement, each of the Shareholders hereby agrees to vote all shares of Company Capital Stock owned by such Shareholder (whether held directly or beneficially) in favor of the Merger and the other transactions contemplated by the Merger Agreement and all other actions necessary or desirable for the consummation of the Merger.  In addition, during the term hereof, each of the Shareholders further agrees to vote all such shares against any other transaction presented to the shareholders of the Company that could have the effect of impeding the ability of Parent and the Company to consummate the Merger.  Furthermore, each Shareholder agrees not to tender, sell or otherwise transfer such Shareholder’s shares of Company Capital Stock to any third party.

2.                                       IRREVOCABLE PROXY.  EACH SHAREHOLDER HEREBY GRANTS TO AND APPOINTS MERGER SUB AND THE GENERAL COUNSEL OF PARENT OR HIS DESIGNEE, AND EACH OF THEM INDIVIDUALLY, THE SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SHAREHOLDER’S SHARES OF COMPANY CAPITAL STOCK IN ACCORDANCE WITH SECTION 1 HEREOF.  THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 9 HEREOF, AND THE SHAREHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SHAREHOLDER’S SHARES OF COMPANY CAPITAL STOCK.

3.                                       Limitation.  Each Shareholder shall retain at all times the right to vote such Shareholder’s shares of Company Capital Stock in that Shareholder’s sole discretion on all matters, other than those set forth in Section 1, that are at any time or from time to time presented for consideration by the Company’s Shareholders generally and the proxy granted pursuant to Section 2 hereof shall be inapplicable in such circumstances.  The proxy granted by the shareholders pursuant to Section 2 of this Agreement shall terminate on the earlier of (a) the Effective Time of the Merger, or (b) the termination of the Merger Agreement in accordance with its terms.

4.                                       No Negotiations.  Prior to termination of this Agreement pursuant to Section 9 hereof, each Shareholder hereby covenants and agrees that he, she or it will not, directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees, representatives, agents, or affiliates) relating to any liquidation, dissolution, recapitalization, tender or exchange offer, solicitation of proxies, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary (an “Acquisition Proposal”), or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing, except to extent necessary to fulfill such Shareholder’s fiduciary duties as an officer or director of the Company.  Each Shareholder shall promptly notify the Company if any such Acquisition Proposal, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide the Company with such information regarding such Acquisition Proposal, inquiry or contact as the Company may request.  In addition, prior to termination of this Agreement pursuant to Section 9 hereof, no Shareholder shall, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any proposal made by any person, entity or group (other than Parent) relating to any of the foregoing.

5.                                       Representations, Warranties and Covenants of the Shareholders.  The Shareholders severally, but not jointly, hereby represent and warrant to Parent that:

(a)                                  Each Shareholder has the requisite legal capacity and authority to execute and deliver this Agreement, to perform the obligations of the Shareholder under this Agreement and to consummate the transactions contemplated by this Agreement.  If the Shareholder is not an individual, it has taken all required actions to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy and other similar laws and general principles of equity or public policy;

(b)                                 Each Shareholder’s execution, delivery and performance of this Agreement will not result in the creation of any Lien upon any of the shares of Company Capital Stock held by such Shareholder under any of the terms, conditions or provisions of any contract to which such Shareholder is a party;

(c)                                  No filing or registration with or notification to and no permit, authorization, consent or approval of, any court, commission, governmental body, regulatory authority, agency or tribunal wherever located is required to be obtained, made or given by any Shareholder in connection with the execution, delivery and performance by any Shareholder of this Agreement; and

(d)                                 Schedule 1 to this Agreement correctly sets forth the number of shares of Company Capital Stock owned by each Shareholder as of the date of this Agreement, all of which will be voted in favor of approval of the Merger and the other transactions contemplated by the Merger Agreement.  Each Shareholder has, and will have as of the Effective Time, good title to all of the shares of Company Capital Stock set forth below his, her or its name on the signature page hereto which, as of the Effective Time, will be free and clear of all liens, security interests and encumbrances or any restrictions on transfer, other than any restrictions contained in any Restricted Stock Agreement entered into between the Company and any such Shareholder prior to the date hereof.

(e)                                  Each Shareholder has the financial capability to make any payment required to be made by it under this Agreement and covenants that it will maintain assets (or uncalled capital commitments) with a net value of at least an amount equal to the amount received by such Shareholder pursuant to the Merger until the later of four years from the Effective Time or the final resolution of all claims (except for those of actual fraud) for indemnification under Article IX of the Merger Agreement.

6.                                       Indemnification.

(a)                                  Subject to the limitations of Sections 6(b) hereof, during the period commencing on the date of the termination of the Escrow Agreement and ending on the two-year anniversary of the termination of the Escrow Agreement, the Shareholders shall, jointly and severally, indemnify in full the Parent Indemnified Parties and hold them harmless from and against any Parent Losses which the Parent Indemnified Parties may suffer, sustain or become subject to as a result of a breach of any of the Extended Reps as contained in, and defined in, the Merger Agreement or any covenant of the Company set forth in Article V or Article VI of the Merger Agreement the performance of which may or is specified to occur after the expiration of such two-year period for which a clam may be brought through the survival period set forth in Section 9.1 of the Merger Agreement, which survival period shall in no event be more than four years after the date hereof, and which claims with respect to such Parent Losses shall have arisen on or after the 18-month anniversary from the date hereof (collectively, the “Extended Rep Parent Losses”).

(b)                                 After the termination of the Escrow Agreement, the Shareholders shall be jointly and severally liable to the Parent Indemnified Parties for any Extended Rep Parent Loss, and Parent shall be entitled to reimbursement pursuant to the indemnification terms contained in this Agreement, (i) only if Parent delivers to Shareholders’ Representative a written notice, pursuant to Section 9.4 and 9.5 of the Merger Agreement, as applicable, with respect to such Parent Indemnified Party’s Claim to be indemnified for such Parent Losses prior to expiration of the applicable survival period set forth in Section 9.1 of the Merger Agreement and (ii) to the extent the aggregate amount of all Parent Losses exceeds the Basket Amount (including, without limitation, those incurred prior to the termination of the Escrow Agreement), in which case the Shareholders shall be obligated to indemnify Parent Indemnified Parties for the total amount of such Extended Rep Parent Losses in excess of the Basket Amount, provided, however, that the Basket Amount shall apply only to breaches, inaccuracies or misrepresentations of representations and warranties other than those set forth in Sections 3.1, 3.3, 3.4 and 3.12 of the Merger Agreement and shall not apply to (i) any breaches of any covenants of the Company set forth in Article V or Article VI of the Merger Agreement or (ii) any Parent Losses related to any action required to enforce the indemnification obligations contained in this Agreement.  Except for actual fraud in connection with any breach or misrepresentation by the Company, the aggregate liability of the Shareholders for all amounts under this Section 6(b) shall not exceed an amount equal to the amount of the difference between the Cap and the amount of the Escrow Account paid to Parent pursuant to the terms of the Escrow Agreement.

(c)                                  Sections 9.4 and 9.5 of the Merger Agreement shall govern the procedures for giving notice of claims for indemnification and for asserting claims for indemnification under this Agreement.

7.                                       Capacity.  The parties hereby agree that the Shareholders are executing this Agreement solely in their capacity as Shareholders of the Company.  Nothing contained in this Agreement shall limit or otherwise affect the conduct or exercise of any Shareholder’s fiduciary duties as an officer or director of the Company.

8.                                       Further Assurances.  Each Shareholder will, upon the request of Parent, execute and deliver such documents and take such action reasonably requested by Parent to effectuate the purposes of this Agreement and to consummate the transactions contemplated by the Merger Agreement.

9.                                       Termination.  Other than as otherwise provided in Sections 3 and 6 of this Agreement, the obligations of the parties under this Agreement shall terminate upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.  In the event this Agreement is terminated in accordance with the preceding sentence, except as otherwise provided in Section 6 of this Agreement, this Agreement shall immediately become void, there shall be no liability under this Agreement on the part of Parent, its officers or directors, the Shareholders, and all rights and obligations of the parties to this Agreement shall cease.

10.                                 Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specified in the Merger Agreement.

11.                                 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without the necessity of proving damages or posting any bond, and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.                                 Notice.  Unless otherwise provided in this Agreement, all notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:  (a) personal delivery (with written confirmation of receipt); (b) registered or certified mail, postage prepaid (receipt requested); (c) overnight delivery service (receipt requested); or (d) by facsimile, telecopy or other electronic transmission device (with receipt acknowledgement, provided that such acknowledgement does not include an acknowledgement generated automatically by a facsimile, telecopy or other electronic transmission device).  Such notices and communications shall be sent to the appropriate party at its address given below or at such other address for such party as shall be specified by notice given under this Agreement (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address):

(a)                                  if to a Shareholder:

To the addresses set forth on Schedule 1 hereto

with a copy to:

Bowditch & Dewey, LLP
311 Main Street
Worcester, MA 01615
Attn: Michael P. Angelini, Esquire

Fax:  (508) 798-3537

(b)                                 if to Parent:

ADC Telecommunications, Inc.

P.O. Box 1101

Minneapolis, Minnesota  55440-1101

Attention: Office of the General Counsel

Fax: (952) 917-0893

with a copy to:

Dorsey & Whitney LLP

50 South Sixth Street

Minneapolis, Minnesota  55402

Attention:  Robert A. Rosenbaum

Fax:  (612) 340-7800

13.                                 Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the Shareholders, Parent or Merger Sub, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

14.                                 Entire Agreement; Amendments.  This Agreement, together with the Merger Agreement and the other documents referred to therein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written or oral, between the parties with respect to the subject matter hereof.  This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

15.                                 Assignment.  No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party hereto.

16.                                 Interpretation.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

17.                                 Counterparts.  This Agreement may be executed via facsimile in two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

19.                                 Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

20.                                 Shareholders’ Representative.  Each of the undersigned Shareholders acknowledges the appointment of Michael J. Noonan as the Shareholders’ Representative in accordance with the Merger and the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the day and year first written above.

ADC TELECOMMUNICATIONS, INC.		SHAREHOLDERS:

By:	/s/ Gokul V. Hemmady	/s/ Michael J. Noonan
Name: Gokul V. Hemmady		Michael J. Noonan
Title: Vice President, Chief Financial Officer
FIBER OPTIC NETWORK SOLUTIONS CORP. VOTING TRUST

		By:	/s/ Michael P. Angelini
Michael P. Angelini, Trustee of the aforesaid Trust and not individually

		By:	/s/ Michael J. Noonan
Michael J. Noonan, Trustee of the aforesaid Trust and not individually

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

By: Oak Associates IX, LLC, its Partner

		By:	/s/ Edward F. Glassmeyer
		Name:	Edward F. Glassmeyer
		Title:	Managing Member

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

By: Oak Associates IX, LLC, its Partner

		By:	/s/ Edward F. Glassmeyer
		Name:	Edward F. Glassmeyer
		Title:	Managing Member

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

By: Oak Associates IX, LLC, its Partner

		By:	/s/ Edward F. Glassmeyer
		Name:	Edward F. Glassmeyer
		Title:	Managing Member

MORGENTHALER PARTNERS VI, L.P.

By:	Morgenthaler Management Partners VI,
LLC, its General Partner

By:	/s/ R.D. Davey
Name:	R.D. Davey
Title:	Managing Member